InvestorInvestor Highlights Highlights September 2018

Legal Disclosures Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to grow our portfolio and to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward- looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, September 25, 2018. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. About American Homes 4 Rent American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2018, we owned 52,049 single-family properties in selected submarkets in 22 states. Contact American Homes 4 Rent Investor Relations Phone: (855) 794-2447 / Email: investors@ah4r.com 2

Table of Contents  SFR Sector: Macro Landscape Drives Strong Demand ……….…………… 4  AMH At A Glance ………………………………………………………….................. 5  AMH Strategy ……………………………………………………………..................... 6  AMH Operating Approach ……..……………………………………………………… 7  How & Where We Invest ..………......................................................... 8-9  Operational Update .………………………................................................. 10  Financial Results .……………………......................................................... 11-13  Defined Terms ……………………………………………………………………………… 14-22  2018 Outlook ……..………………………………………………………………………… 23 Atlanta, GA 3

Macro Landscape Drives Strong Demand Household Formations Outpace Housing Supply (1) 10 Year Sequential Growth in Single-Family Rental Stock (2) 2.0 1.5 1.0 (In (In millions) 0.5 0.0 1980 1985 1990 1995 2000 2005 2010 2015 Single Family Starts Multi Family Starts Long Term Average Household Formation Rate Fundamental Shifts Support Single-Family Rental Demand (3) Strong AMH Profile • Accelerating demand for single-family rental housing • Over 600,000 inbound sales calls to Las Vegas Leasing supported by fundamental shifts in demographics and Call Center in 2017 consumer preferences • Nearly 28 million AMH website page views in 2017, a • 39% of renters planning to rent their next residence expect 20% increase over 2016 to rent a single-family home instead of an apartment, • 30% year-over-year increase via mobile users townhouse or condo – a 26% increase since 2016 illustrating the value and accessibility of our mobile platform • Percentage of 30-year olds hitting life-stage milestones have fallen representing significant demand in the pipeline • 350,000 distinct automated access home showings in for single-family rental operators 2017 (1) Federal Reserve Bank of St. Louis Economic Data and U.S. Census Bureau. U.S. Census Bureau 1Q18. (2) Pub: Mar-18. JBREC estimates using 2019 Census figures and trending data from ACS/HVS. Source: U.S. Census Bureau ACS; John Burns Real Estate Consulting, LLC (Data; 4Q17, updated quarterly † ) (3) Source: John Burns Real Estate Consulting, LLC Mar-18 Report 4

AMH At A Glance 52,049 high-quality Only Investment 6.2% Same Home Approx. $250 properties in 22 Grade Rated FY 2017 Core NOI million of annual states (1) balance sheet in after Capex retained cash flow ~ 200,000 residents SFR sector growth ~ 1,200 employees,(1) 96.6% Same-Home Phoenix, AZ of which over 800 2Q 2018 ending are field based or occupancy delivering customer percentage Average property service age of 15 years (1) Best-in-class call center and Boise, ID $11.3 billion total proprietary market technology Net debt to TTM capitalization (1) Adjusted EBITDA of 5.0 x (1) (1) As of June 30, 2018 5

The AMH Strategy • Optimize AMH’s differentiated operating platform OPERATIONS • Balance centralized control and oversight, with local office touch STRATEGY • Enhance operating efficiencies with innovative and proprietary technology solutions • Management and execution of all stages of operational lifecycle with AMH internal personnel + • Accretively expand portfolio by investing in AMH’s high growth markets and well diversified portfolio footprint • Focus on high quality properties in desirable neighborhoods and highly rated school districts to attract ideal tenant profile: GROWTH (1) high credit quality, (2) propensity to stay longer and (3) mentality to care for property as their “home” STRATEGY • AMH Development and National Builder Programs add superior quality “built for rental” homes with highly attractive risk adjusted returns • Opportunistic traditional foreclosure auction / MLS acquisition program + • Utilize investment grade cost of capital advantage over SFR peers BALANCE SHEET • Maintain flexible and conservative balance sheet, while optimizing capital stack STRATEGY • Accretively reinvest retained cash flow into external growth initiatives = • Industry leading cash flow margins and long-term operating advantage SHAREHOLDER VALUE • Strong Same-Home Core NOI after Capex growth of 6.2% and 12.1% for FY 2017 and FY 2016, respectively • Alignment of interests with AMH founder and senior management who hold approximately $2.0 billion of equity ownership (1) (1) Based on closing stock price of $22.18 on Friday, June 29, 2018. Common equity includes common shares and operating partnership units that are convertible into common shares. 6

The AMH Operating Approach Centralized approach differentiates AMH operating efficiency Centralized Support  Enhanced efficiency • Call centers  Superior control • Tenant U/W  Ability to make nimble • Lease execution enhancements • Rental pricing  Standardized processes • Maintenance oversight Field  Efficient management of Management multiple satellite markets • Local district office  Local customer service • Regional & district delivery managers Boots on The Ground  Exceptional customer service • Leasing agents  Accelerated leasing process • Property managers  Asset preservation • Maintenance  Efficient maintenance delivery technicians 7

How we Invest 2018 Acquisition & Development Outlook • Expect to invest $500 to $600 million through the following channels: • Traditional MLS purchases/ Foreclosure Auction • National Builder & AMH Development • Bulk/Portfolio opportunities would be in addition to the above channels Foreclosure Auction/MLS Built for Rental Bulk/Portfolio Opportunities • AMH personnel underwrite and • Consists of: National Builder • Further leverage mature and inspect all homes acquired through Program & AMH Development scalable operating platform foreclosure auction & MLS • Newly built homes expected to • Accretive cost synergy • Create additional value through have rental premium and lower opportunities national renovation program expenditure levels • Integration risk mitigated by • Additional scale leverages highly • Minimal development risk successful track record of portfolio efficient operating platform acquisitions • Premium stabilized investment • 5% to 6% economic yields after returns: National Builder Program • Bullish view on consolidation CapEx 50 bps yield premium, AMH opportunities, but timing will be (1) Development 100+ bps yield lumpy and unpredictable premium 8

Where We Invest

Diversified footprint, comprised of high growth markets, ideally positioned for long-term sustainable growth and portfolio optimization flexibility



WA
OR
ID
NV
CA
UT
CO
AZ
NM
OK
TX
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL

Midwest:
% of Total Properties: 17.4%
2Q18 SH Avg. Occupied Days: 95.5%
2Q18 Blended Rate Spread: 4.7%

West:
% of Total Properties: 9.4%
2Q18 SH Avg. Occupied Days: 96.6%
2Q18 Blended Rate Spread: 6.0%

Southwest:
% of Total Properties: 25.9%
2Q18 SH Avg. Occupied Days: 95.6%
2Q18 Blended Rate Spread: 5.2%

Southeast:
% of Total Properties: 47.3%
2Q18 SH Avg. Occupied Days: 94.9%
2Q18 Blended Rate Spread: 4.5%

Favorable AMH market trends relative to national averages:

Employment Growth:[(1)]
- US national average: **1.7%**
- All AMH markets: **2.3%**

Single-Family New Lease Rental Rate Growth:[(2)]
- US national average: **2.8%**
- All AMH Markets: **2.9%**

Note: Total properties percentage based on counts as of June 30, 2018.
(1) Source: Bureau of Labor Statistics June 2018
(2) Source: JBREC Single Family Rent Index for the twelve months ended June 2018

AMERICAN Homes 4 Rent 9

Operational Update

Record High Occupancy Levels	• Continued strong total portfolio and Same-Home occupancy • 2Q18 Same-Home average occupied days percentage increased 40 bps over prior year, to 95.4% • QTD Aug-2018 Same-Home average occupied days of 95.3%
Strong Pricing Power	• 2Q18 Same-Home blended rental rate spread of 4.9% - the strongest in last two years • QTD Aug-2018 Same-Home blended rental rate spread remains seasonally strong at 4.3%
Expenditure Update	• Costs to maintain a home expected to trend towards upper end of the $2,050 - $2,150 range
Hurricane Florence Update	• Hurricane Florence severity less than initially forecasted – all AMH team members safe • Limited number of major damaged homes with habitability issues. Primary damages relate to downed trees, damaged fences and home exteriors • Damage assessments continue – anticipate losses to be less significant than prior year hurricane season, but expect minor disruption to revenues and expenses through end of year

2018 Same-Home Outlook[(1)]	
Average Occupied Days Percentage	95.0% - 95.5%
Core revenues growth	4.0% - 4.5%
Property tax expense growth	2.75% - 3.75%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$2,050 - $2,150
Core property operating expenses growth	5.0% - 6.0%
Core NOI margin	64.0% - 65.0%
Core NOI After Capital Expenditures growth	3.25% - 3.75%



(1) Refer to Slide 23 for 2018 Outlook disclosure

AMERICAN Homes 4 Rent 10

Investment Grade Balance Sheet Capital Structure (1) Debt Maturity Schedule (2) (4) $1,402 (In thousands, exceptFixed share Rate and Debt per share amounts) (In millions)) (Figures in millions,23.2% except per share amounts) 12/31/2016 Common Shares & OP Units 69.1% $956 $854 Floating Rate Debt 0.9% Preferred $125 $121 Shares $21 $21 6.8% $21 $21 $10 $10 $10 Liquidity (3)(3) Exchangeable Senior Notes Asset-backed Securitizations Term Loan Facility Unsecured Senior Notes Principal Amortization Credit Ratings & Ratios Balance Sheet Philosophy Moody’s Investor Service Baa3 / (Stable)  Maintain flexible investment grade  Continue optimizing capital stack S&P Global Ratings BBB- / (Stable) balance sheet with diverse access to and utilize investment grade rating capital to reduce cost of capital Net debt to Adjusted EBITDA 5.0 x  Expand sources of available capital  Prudent retention of operating cash Debt and preferred shares to Adjusted EBITDA 6.7 x as the Company and the SFR sector flow Fixed charge coverage 3.1 x evolves and matures Unencumbered Core NOI percentage 65.5% Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix, as well as the 2Q18 Supplemental Information Package, for definitions of metrics and reconciliations to GAAP. (1) As of June 30, 2018 (2) As of June 30, 2018, reflects maturity of entire principal balance at the fully extended maturity date inclusive of regular scheduled amortization. (3) As of June 30, 2018, liquidity represents the sum of $54 million of cash on the balance sheet and $800 million of undrawn capacity under our revolving credit facility. 11 (4) The unsecured senior notes have a maturity date in 2028, and the asset-backed securitizations maturing in 2045 on a fully extended basis have an anticipated repayment date in 2025.

Strong Same-Home Performance

(Amounts in thousands, except property data)	2Q17	3Q17	4Q17	1Q18	2Q18
Number of Same-Home properties	38,400	38,400	38,400	38,400	38,400
Rents from single-family properties	$ 165,541	$ 165,791	$ 167,114	$ 169,530	$ 171,966
Fees from single-family properties	2,054	2,196	1,955	1,969	2,001
Bad debt	(1,035)	(1,831)	(1,609)	(1,505)	(1,183)
Core revenues 1	**$ 166,560**	**$ 166,156**	**$ 167,460**	**$ 169,994**	**$ 172,784**
R&M and turnover costs, net	12,339	14,143	11,372	13,425	13,958
Property tax, insurance and HOA fees, net	33,610	33,594	34,121	34,329	34,928
Property management, net	12,683	12,444	12,186	13,226	12,669
Core property operating expenses	**$ 58,632**	**$ 60,181**	**$ 57,679**	**$ 60,980**	**$ 61,555**
Core net operating income ("Core NOI") 2	**107,928**	**105,975**	**109,781**	**109,014**	**111,229**
Core NOI margin	*64.8%*	*63.8%*	*65.6%*	*64.1%*	*64.4%*
Recurring Capital expenditures	6,907	8,312	5,854	5,922	6,711
Core NOI after Capital Expenditures 2	**$ 101,021**	**$ 97,663**	**$ 103,927**	**$ 103,092**	**$ 104,518**
Property Enhancing Capex – Resilient flooring	$ 606	$ 1,016	$ 1,524	$ 1,315	$ 2,473
YOY growth in quarterly Core NOI after capex (1)	**7.4%**	**5.5%**	**1.5%**	**(0.7%)**	**3.5%**
Average R&M, turnover, in-house maintenance and Recurring Capital Expenditures per property 3	**$ 502**	**$ 585**	**$ 447**	**$ 503**	**$ 539**

∑ $ 2,074

Operating Highlights

1 Increasing revenues driven by solid rental rate increases and strong stabilized occupancy levels

2 Platform maturation and continued expenditures lead to growing cash flows

3 Long-term sustainable expenditure levels resulting from platform maturation and operating efficiencies

Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix for definitions of metrics and reconciliations to GAAP.

(1) Year-over-year percentage growth comparisons based on quarterly same-home populations presented in the Company's supplemental for the respective period.

AMERICAN Homes 4 Rent 12

Industry Leading Efficiency Metrics

(Dollars in thousands)		2Q17		3Q17		4Q17		1Q18		2Q18
Adjusted EBITDA Margins										
Total revenues, excluding tenant charge-backs	$	209,626	$	210,742	$	214,569	$	222,197	$	231,566
Property operating expenses, net		(59,715)		(63,110)		(60,929)		(66,353)		(67,131)
Property management expenses, net		(15,875)		(15,770)		(15,664)		(17,437)		(16,988)
General & administrative expenses, net		(8,229)		(7,826)		(7,340)		(8,633)		(9,157)
Other expenses, net		199		14		91		(127)		(88)
Adjusted EBITDA	$	126,006	$	124,050	$	130,727	$	129,647	$	138,202
Margin		***60.1 %***		***58.9 %***		***60.9 %***		***58.3%***		***59.7%***
Recurring Capital Expenditures		(8,342)		(10,316)		(7,501)		(7, 386)		(8,489)
Leasing costs		(1,919)		(1,960)		(2,029)		(2,723)		(3,111)
Adjusted EBITDA after Capex & Leasing Costs	$	115,745	$	111,774	$	121,197	$	119,538	$	126,602
Margin		***55.2 %***		***53.0%***		***56.5%***		***53.8%***		***54.7%***
Platform Efficiency Percentage										
Rents & fees from single-family properties	$	207,338	$	210,333	$	213,368	$	220,856	$	229,965
Property management expenses, net	$	15,875	$	15,770	$	15,664	$	17,437	$	16,988
General & administrative expenses, net		8,229		7,826		7,340		8,633		9,157
Leasing costs		1,919		1,960		2,029		2,723		3,111
Total platform costs	$	26,023	$	25,556	$	25,033	$	28,793	$	29,256
Platform Efficiency Percentage		**12.6 %**		**12.2 %**		**11.7 %**		**13.0 %**		**12.7%**

Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix for definitions of metrics and reconciliations to GAAP.

13

Defined Terms and Non-GAAP Reconciliations Average Occupied Days Percentage Highlights(1) The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties identified as part of our disposition program, comprised of properties classified as held for sale and properties identified for future sale. Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge- backs and bad debt expense. A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison and if it has not been classified as held for sale, identified for future sale or taken out of service as a result of a casualty loss. Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single- family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed. Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP). 14

Defined Terms and Non-GAAP Reconciliations The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands): (1) For the Three Months Ended Jun 30, Sep 30, Dec 31, Mar 31, Jun 30, 2017 2017 2017 2018 2018 Core revenues Total revenues $ 237,008 $ 246,836 $ 242,801 $ 258,004 $ 264,483 Tenant charge-backs (27,382) (36,094) (28,232) (35,807) (32,917) Bad debt expense (1,333) (2,299) (2,186) (2,000) (1,616) Other revenues (2,288) (409) (1,201) (1,341) (1,601) Core revenues 206,005 208,034 211,182 218,856 228,349 Less: Non-Same-Home core revenues 39,445 41,878 43,722 48,862 55,565 Same-Home core revenues $ 166,560 $ 166,156 $ 167,460 $ 169,994 $ 172,784 For the Three Months Ended Jun 30, Sep 30, Dec 31, Mar 31, Jun 30, 2017 2017 2017 2018 2018 Core property operating expenses Property operating expenses $ 85,954 $ 97,944 $ 87,871 $ 100,987 $ 98,843 Property management expenses 17,442 17,447 17,345 18,987 18,616 Noncash share-based compensation - property management (424) (417) (391) (377) (423) Expenses reimbursed by tenant charge-backs (27,382) (36,094) (28,232) (35,807) (32,917) Bad debt expense (1,333) (2,299) (2,186) (2,000) (1,616) Core property operating expenses 74,257 76,581 74,407 81,790 82,503 Less: Non-Same-Home core property operating expenses 15,625 16,400 16,728 20,810 20,948 Same-Home core property operating expenses $ 58,632 $ 60,181 $ 57,679 $ 60,980 $ 61,555 15

Defined Terms and Non-GAAP Reconciliations

	For the Three Months Ended				
	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
Net income	$ 15,066	$ 19,097	$ 30,533	$ 21,525	$ 25,898
Remeasurement of participating preferred shares	1,640	(8,391)	(1,500)	(1,212)	-
Loss on early extinguishment of debt	6,555	-	-	-	1,447
Hurricane-related charges, net	-	10,136	(2,173)	-	-
Gain on sale of single-family properties and other, net	(2,454)	(1,895)	(451)	(2,256)	(3,240)
Depreciation and amortization	72,716	74,790	75,831	79,303	78,319
Acquisition fees and costs expensed	1,412	1,306	809	1,311	1,321
Noncash share-based compensation expense - property management	424	417	391	377	423
Interest expense	28,392	26,592	25,747	29,301	31,978
General and administrative expense	8,926	8,525	7,986	9,231	9,677
Other expenses	1,359	1,285	803	827	1,624
Other revenues	(2,288)	(409)	(1,201)	(1,341)	(1,601)
Tenant charge-backs	27,382	36,094	28,232	35,807	32,917
Expenses reimbursed by tenant charge-backs	(27,382)	(36,094)	(28,232)	(35,807)	(32,917)
Bad debt expense excluded from operating expenses	1,333	2,299	2,186	2,000	1,616
Bad debt expense included in revenues	(1,333)	(2,299)	(2,186)	(2,000)	(1,616)
Core NOI	**131,748**	**131,453**	**136,775**	**137,066**	**145,846**
Less: Non-Same-Home Core NOI	23,820	25,478	26,994	28,052	34,617
Same-Home Core NOI	**107,928**	**105,975**	**109,781**	**109,014**	**111,229**
Same-Home capital expenditures	6,907	8,312	5,854	5,922	6,711
Same-Home Core NOI After Capital Expenditures	**$ 101,021**	**$ 97,663**	**$ 103,927**	**$ 103,092**	**$ 104,518**

American Homes 4 Rent 16

Defined Terms and Non-GAAP Reconciliations

Credit Metrics

We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company's ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures (amounts in thousands).

Debt and Preferred Shares to Adjusted EBITDA

	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
Total Debt	$ 2,480,787	$ 2,382,871	$ 2,517,216	$ 2,871,649	$ 2,717,867
Preferred securities at liquidation value	1,133,781	1,259,477	986,986	987,988	768,750
Total Debt and preferred shares	$ 3,614,568	$ 3,642,348	$ 3,504,202	$ 3,859,637	$ 3,486,617
Adjusted EBITDA - TTM	$ 487,562	$ 496,105	$ 504,768	$ 510,430	$ 522,626
Debt and Preferred Shares to Adjusted EBITDA	7.4 x	7.3 x	6.9 x	7.6 x	6.7 x

Fixed Charge Coverage

	For the Trailing Twelve Months Ended Jun 30, 2018
Interest expense per income statement	$ 113,618
Less: noncash interest expense related to acquired debt	(3,672)
Less: amortization of discount, loan costs and cash flow hedge	(7,384)
Add: capitalized interest	7,817
Cash interest	110,379
Dividends on preferred shares	58,430
Fixed charges	$ 168,809
Adjusted EBITDA	$ 522,626
Fixed Charge Coverage	3.1 x

AMERICAN Homes 4 Rent 17

Defined Terms and Non-GAAP Reconciliations Net Debt to Adjusted EBITDA Jun 30, Sep 30, Dec 31, Mar 31, Jun 30, 2017 2017 2017 2018 2018 Total Debt $ 2,480,787 $ 2,382,871 $ 2,517,216 $ 2,871,649 $ 2,717,867 Less: cash and cash equivalents (67,325) (243,547) (46,156) (203,883) (53,504) Less: asset-backed securitization certificates (25,666) (25,666) (25,666) (25,666) (25,666) Less: restricted cash related to securitizations (56,058) (46,166) (46,203) (46,384) (47,890) Net debt $ 2,331,738 $ 2,067,492 $ 2,399,191 $ 2,595,716 $ 2,590,807 Adjusted EBITDA - TTM $ 487,562 $ 496,105 $ 504,768 $ 510,430 $ 522,626 Net Debt to TTM Adjusted EBITDA 4.8 x 4.2 x 4.8 x 5.1 x 5.0 x Unencumbered Core NOI Percentage For the Three Months Ended Jun 30, 2018 Unencumbered Core NOI $ 95,520 Core NOI $ 145,846 Unencumbered Core NOI Percentage 65.5% 18

Defined Terms and Non-GAAP Reconciliations EBITDA / Adjusted EBITDA / Adjusted EBITDA after Capex and Leasing Costs / Adjusted EBITDA Margin / Adjusted EBITDA after Capex and Leasing Costs Margin EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) gain or loss on conversion of shares and units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDA for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. Adjusted EBITDA after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance. 19

Defined Terms and Non-GAAP Reconciliations

The following is a reconciliation of net income, determined in accordance with GAAP, to EBITDA, Adjusted EBITDA, Adjusted EBITDA after Capex and Leasing Costs, Adjusted EBITDA Margin and Adjusted EBITDA after Capex and Leasing Costs Margin for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
Net income	$ 15,066	$ 19,097	$ 30,533	$ 21,525	$ 25,898
Interest expense	28,392	26,592	25,747	29,301	31,978
Depreciation and amortization	72,716	74,790	75,831	79,303	78,319
EBITDA	116,174	120,479	132,111	130,129	136,195
Noncash share-based compensation - general and administrative	697	699	646	598	520
Noncash share-based compensation - property management	424	417	391	377	423
Acquisition fees and costs expensed	1,412	1,306	809	1,311	1,321
Net (gain) loss on sale / impairment of single-family properties and other	(896)	(596)	443	(1,556)	(1,704)
Hurricane-related charges, net	-	10,136	(2,173)	-	-
Loss on early extinguishment of debt	6,555	-	-	-	1,447
Remeasurement of participating preferred shares	1,640	(8,391)	(1,500)	(1,212)	-
Adjusted EBITDA	$ 126,006	$ 124,050	$ 130,727	$ 129,647	$ 138,202
Recurring capital expenditures	(8,342)	(10,316)	(7,501)	(7,386)	(8,489)
Leasing costs	(1,919)	(1,960)	(2,029)	(2,723)	(3,111)
Adjusted EBITDA after Capex and Leasing Costs	$ 115,745	$ 111,774	$ 121,197	$ 119,538	$ 126,602
Total revenues	$ 237,008	$ 246,836	$ 242,801	$ 258,004	$ 264,483
Less: tenant charge-backs	(27,382)	(36,094)	(28,232)	(35,807)	(32,917)
Total revenues, net of tenant charge-backs	$ 209,626	$ 210,742	$ 214,569	$ 222,197	$ 231,566
Adjusted EBITDA Margin	60.1%	58.9%	60.9%	58.3%	59.7%
Adjusted EBITDA after Capex and Leasing Costs Margin	55.2%	53.0%	56.5%	53.8%	54.7%

AMERICAN Homes 4 Rent 20

Defined Terms and Non-GAAP Reconciliations

Platform Efficiency Percentage

Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended				
(In Thousands)	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
Property management expenses	$ 17,442	$ 17,447	$ 17,345	$ 18,987	$ 18,616
Less: tenant charge-backs	(1,143)	(1,260)	(1,290)	(1,173)	(1,205)
Less: noncash share-based compensation - property management	(424)	(417)	(391)	(377)	(423)
Property management expenses, net	15,875	15,770	15,664	17,437	16,988
General and administrative expense	8,926	8,525	7,986	9,231	9,677
Less: noncash share-based compensation - general and administrative	(697)	(699)	(646)	(598)	(520)
General and administrative expense, net	8,229	7,826	7,340	8,633	9,157
Leasing costs	1,919	1,960	2,029	2,723	3,111
Platform costs	$ 26,023	$ 25,556	$ 25,033	$ 28,793	$ 29,256
Rents from single-family properties	$ 204,648	$ 207,490	$ 210,778	$ 218,023	$ 227,211
Fees from single-family properties	2,690	2,843	2,590	2,833	2,754
Total portfolio rents and fees	$ 207,338	$ 210,333	$ 213,368	$ 220,856	$ 229,965
Platform Efficiency Percentage	12.6%	12.2%	11.7%	13.0%	12.7%

AMERICAN Homes 4 Rent 21

Defined Terms and Non-GAAP Reconciliations Property Enhancing Capex Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures. Recurring Capital Expenditures For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non- stabilized properties and properties identified as part of the Company’s disposition program comprised of properties classified as held for sale and properties identified for future sale. 22

2018 Outlook Full Year 2018 Same-Home Previous Guidance Current Guidance Average Occupied Days Percentage 94.5% - 95.5% 95.0% - 95.5% Core revenues growth 3.5% - 4.5% 4.0% - 4.5% Property tax expense growth 3.5% - 4.5% 2.75% - 3.75% Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property $1,950 - $2,100 $2,050 - $2,150 (1) Core property operating expenses growth 4.0% - 5.0% 5.0% - 6.0% (2) Core NOI margin 64.0% - 65.0% 64.0% - 65.0% Core NOI After Capital Expenditures growth 3.0% - 4.0% 3.25% - 3.75% Property Enhancing Capex $8 - $12 million $8 - $12 million General and administrative expense, excluding noncash share-based compensation $33.5 - $35.5 million $34.5 - $35.5 million Acquisition and development volume $400 - $600 million $500 - $600 million 2018 Outlook Disclosure The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period. (1) Revised due to elevated turnover costs on vacant units incurred as part of the Company’s strategic initiative to strengthen occupancy. (2) Increased to reflect higher R&M and turnover costs, net, plus Recurring Capital Expenditures, with a larger proportion of these costs now expected to be 23 expensed, rather than capitalized, which is expected to be offset, in part, by lower growth in Recurring Capital Expenditures.